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                                                                   EX-99. (p)(1)

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST

                                 CODE OF ETHICS
                   Policy on Personal Securities Transactions

                                     Revised
                                 August 6, 2008

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                                TABLE OF CONTENTS

1.   OVERVIEW..............................................................    1
     1.1   Code of Ethics..................................................    1
     1.2   Access Person...................................................    1
     1.3   Our Duties and Responsibilities to You..........................    2
     1.4   Your Duty of Loyalty............................................    2
     1.5   Standards of Business Conduct...................................    2
2.   PERSONAL SECURITIES TRANSACTIONS......................................    3
     2.1   Conflicts of Interest...........................................    3
     2.2   Reporting Your Personal Securities Transactions.................    4
     2.3   Reports of the CCO..............................................    5
     2.4   Exceptions to Reporting.........................................    5
     2.5   Access Person Trade Procedures..................................    6
     2.6   Summary of What You Need to Report if You Are Required..........    7
     2.7   Your Reports are Kept Confidential..............................    7
3.   CODE VIOLATIONS.......................................................    9
     3.1   Investigating Code Violations...................................    9
     3.2   Penalties.......................................................    9
4.   ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES......................   10
5.   RECORD RETENTION......................................................   11
APPENDIX A DEFINITIONS.....................................................   12
APPENDIX B ACKNOWLEDGEMENT AND CERTIFICATION...............................   14
APPENDIX C QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT...............   15
APPENDIX D INITIAL HOLDINGS REPORT.........................................   16
APPENDIX E ANNUAL HOLDINGS REPORT..........................................   17

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1. OVERVIEW

     1.1 Code of Ethics

               Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (including all "feeder funds" of Wells Fargo Master Trust that are advised or administered by Wells Fargo Funds Management, LLC ("Funds Management"), an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), or an affiliate thereof) (each, including the series thereof, a "Wells Fargo Advantage Fund" and together, the "Wells Fargo Advantage Funds"), all registered investment companies under the Investment Company Act of 1940 (the "1940 Act"), adopt this Code of Ethics (the "Code") pursuant to Rule 17j-1 under the 1940 Act. The Code outlines the policies and procedures you must follow and the guidelines that govern your personal securities transactions.

               The Wells Fargo Advantage Funds are committed to maintaining the highest ethical standards. The Wells Fargo Advantage Funds have a no tolerance policy on dishonesty and self-dealing. Each Access Person, as defined below, is required to read the Code annually. Additionally, each Access Person must certify upon receiving the Code (or any new copy of a revised Code pursuant to Section 1.3 below) that he or she has received, read, understands, and is subject to the Code's provisions and reporting requirements. See Appendix B.

          See the Definitions located in Appendix A for any terms or phrases you don't understand.

     1.2 Access Person

               The Code applies to you if you are an Access Person of the Wells Fargo Advantage Funds because you may, at some time, have access to or obtain investment information.

               Access Persons are:

                    .    all Wells Fargo Advantage Fund officers;

                    . all Wells Fargo Advantage Fund trustees, either interested or disinterested;

                    . each Wells Fargo Advantage Fund employee who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of securities by a Wells Fargo Advantage Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                    . all natural persons in a control relationship with a Wells Fargo Advantage Fund who obtain information concerning recommendations about the purchase or sale of a security by a Wells Fargo Advantage Fund.

               Any member of an advisory board to a Wells Fargo Advantage Fund ("Advisory Board Member") will also be treated as an Access Person solely for purposes of this Code. As an Access Person, unless you are exempt from reporting as an Independent Trustee (as described in Section 2.4 below), you are required to report your initial holdings when you become an Access Person, annual holdings each year, and quarterly transactions in any securities in which you or any immediate family member has any direct or indirect beneficial ownership. (You are not required to report transactions for,

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          and securities held in, any account over which neither you nor any member of your immediate family has any direct or indirect influence or control.)

     1.3 Our Duties and Responsibilities to You

               To help you comply with this Code, the Chief Compliance Officer ("CCO") and Compliance Department will:

                    . Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

                    . Give you a copy of the Code and any amendments and require you to sign a form indicating that you have read and understand the Code.

                    . Give you a new copy of the Code if we make significant changes to it and then require you to sign another form indicating that you received and have read the revised Code.

                    . Compare all of your reported personal securities transactions with the portfolio transaction reports of the Wells Fargo Advantage Funds each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

                    . Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

     1.4 Your Duty of Loyalty

               You have a duty of loyalty to the shareholders of the Wells Fargo Advantage Funds. That means you always need to act in the best interests of the Wells Fargo Advantage Funds.

               You and members of your immediate family must never do anything that allows (or even appears to allow) you to inappropriately benefit from your relationships with the Wells Fargo Advantage Funds. You cannot engage in activities such as self-dealing.

     1.5 Standards of Business Conduct

               You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

               You may never:

                    . use any device, scheme or artifice to defraud the Wells Fargo Advantage Funds;

                    . make any untrue statement of a material fact to the Wells Fargo Advantage Funds or mislead the Wells Fargo Advantage Funds by omitting to state a material fact;

                    . engage in any act, practice or course of business that would defraud or deceive the Wells Fargo Advantage Funds; or

                    . engage in any manipulative practice with respect to the Wells Fargo Advantage Funds.

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               You and your immediate family must not:

                    . engage in any inappropriate trading practices, including price manipulation.

2. PERSONAL SECURITIES TRANSACTIONS

     2.1 Conflicts of Interest

               When you invest for your own accounts, there might be conflicts of interest between the interests of the Wells Fargo Advantage Funds and your personal interests. Any conflicts that arise in such personal securities transactions must be resolved in a manner that does not inappropriately benefit you or adversely affect the Wells Fargo Advantage Funds or their shareholders.

               Examples of actions that may involve conflicts of interest between the Wells Fargo Advantage Funds and you include:

                    . Taking an investment opportunity away from a Wells Fargo Advantage Fund to benefit your own portfolio;

                    . Using your position to take advantage of available investments;

                    . Front running a Wells Fargo Advantage Fund by trading in securities (or equivalent securities) ahead of the Wells Fargo Advantage Fund; and/or

                    . Taking advantage of information or using Wells Fargo Advantage Fund portfolio assets to affect the market in a way that may be used to personally benefit you.

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     2.2 Reporting Your Personal Securities Transactions

               As an Access Person, unless you are exempt from reporting as an Independent Trustee (as described in Section 2.4 below), you must report all securities accounts in which you or a member of your immediate family who lives in the same house has a beneficial ownership interest. There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person of the Wells Fargo Advantage Funds, (2) a quarterly transactions report, and (3) an annual holdings report, as long as you are an Access Person.

               You must give each broker-dealer, bank, or fund company where you have an account a letter to ensure that the Compliance Department is set up to receive all account statements and confirmations from all of your accounts.* The Compliance Department may ask you for copies of the letters you sent and copies of your statements.

               Initial Holdings Report. Within 10 days of becoming an Access
          Person:

                    . You must report all accounts* in which you or your immediate family members beneficially own any securities. If you give us a copy of all of your statements, you do not need to supply duplicate information. The statements cannot be more than 45 days old when you give them to us.

                         See form in Appendix D for all information required.

                    . You must list all firms where you have securities accounts.*

                    . You must also sign that you have read and will comply with this Code.

               Annual Holdings Reports. Within 30 days of each year end:

                    . You must report all accounts* in which you or your immediate family members beneficially own any securities. If we receive copies of all of your statements, you do not need to supply duplicate information (however, you still need to supply account number and firm information as noted below). The statements cannot be more than 45 days old when you give us the report.

                         See form in Appendix E for all information required.

                    . You must list all firms where you have securities accounts.*

                    . You must also sign that you have read and will comply with this Code.

               Quarterly Transactions Reports. Within 30 days of calendar quarter end:

                    . You must give us a report showing all trades you or your immediate family members made during the quarter. You must submit a report even if you didn't execute any trades. If we already receive copies of your statements, you don't need to supply duplicate information.

                         See form in Appendix C for all information required.

                    . You must also tell us of any new securities accounts* you established during the past quarter.

----------
* You should include accounts that have the ability to hold securities even if the account does not do so at the report date.

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                    .    You must give us the report by the business day
                         immediately before the weekend or holiday if the thirtieth day is a weekend or holiday.

     2.3 Reports of the CCO

               Any reports required by the CCO (or the CCO's designee) must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports. If a securities transaction of the CCO is under consideration, Funds Management's Chief Legal Officer will act as the alternate CCO for purposes of this section.

     2.4 Exceptions to Reporting

               Independent Trustee Reporting Exceptions: If you are an Independent Trustee/1/, you are exempt from holdings reports and may be exempt from transaction reports based on limited access to information about portfolio management activities. In lieu of the initial holdings reports, you must certify upon receiving the Code (or any new copy of a revised Code pursuant to Section 1.3 above) that you acknowledge that you are an Access Person subject to the Code and are not required to submit an initial holdings report.

               You are not required to submit transaction reports, unless you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as trustee should have known,/2/ that, during the 15-day period immediately preceding or following the date of such transaction, the same security was purchased or sold by the Wells Fargo Advantage Funds (or any series thereof), or was being considered for purchase or sale by the Wells Fargo Advantage Funds (or any series thereof) or by an investment adviser or investment sub-adviser thereto.

               A copy of the initial certification form is included as Appendix
          B. If you are unable to meet the filing exemption, you will be required to report as indicated in section 2.2 above for the designated period(s).

               Access Persons of Funds Management: If you are an Access Person that is also an access person under the Funds Management Code of Ethics, you do not need to file duplicate reports specifically under this Code so long as you comply with the reporting requirements under the Funds Management Code of Ethics and the reports that you file under the Funds Management Code of Ethics include all holdings and transactions and other information otherwise required to be reported under this Code.

               Other Reporting Exceptions: No Access Person is required to report any of the following types of transactions:

                    . Purchases or sales for an account over which you have no direct or indirect influence or control; and

----------
/1/ Defined as a trustee of the Wells Fargo Advantage Funds who is not an "interested person" of the Wells Fargo Advantage Funds within the meaning of section 2(a)(19) of the 1940 Act. An Advisory Board Member who is not an "interested person" of the Wells Fargo Advantage Funds within the meaning of section 2(a)(19) of the 1940 Act will be treated as an Independent Trustee solely for purposes of this Code.

/2/  The "should have known" standard does not:

     .    imply a duty of inquiry;

     . presume I should have deduced or extrapolated from the discussions or memoranda dealing with the Wells Fargo Advantage Fund's investment strategies; or

     . impute knowledge from my awareness of a Wells Fargo Advantage Fund's holdings, market considerations, or investment policies, objectives and restrictions.

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                    .    Purchases or sales of any of the following securities:

                    .    Direct obligations of the U.S. Government;

                    . Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                    . Shares issued by money market funds, whether affiliated or non-affiliated; and

                    . Shares issued by open-end investment companies, other than the Wells Fargo Advantage Funds, both open and closed-end exchange-traded funds (ETFs) and Unit Investment Trusts. (In other words, you would need to report the shares you own in the Wells Fargo Advantage Funds, except for our money market funds, and must report any shares you own in ETFs or UITs.)

     2.5 Access Person Trade Procedures

               As an Access Person you must comply with the following trading restrictions and prohibitions:

               60 Day Holding Period for Wells Fargo Advantage Fund Shares

                    You are required to hold shares you purchase of a Wells
               Fargo Advantage Fund (other than shares of a money market fund and those other Funds identified in the sentence that immediately follows) for 60 days. The only Funds you can hold for less than 60 days are the Ultra Short-Term Income Fund, the Ultra Short-Term Municipal Income, the Ultra Short Duration Bond Fund and the money market funds. This restriction applies without regard to tax lot considerations. If you need to sell Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO. The 60-day holding period does not apply to "purchases" made by dividend reinvestments. This restriction does apply to an Independent Trustee's trades of Wells Fargo Advantage Fund shares.

               Restricted Investments

                    If you are an Access Person that is considered "Investment
               Personnel" (see definitions), you may never buy shares in an IPO or a limited offering. You must obtain prior written approval from the CCO before you may sell shares that you obtained from an IPO or limited offering before you started working for us.

               Ban on Short Term Trading Profits

                    There is a ban on short term trading profits for Access
               Persons that are considered "Investment Personnel." If you are an Access Person that is considered "Investment Personnel" (see definitions), you are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days and make a profit. This prohibition applies without regard to tax lot considerations and short sales. Profits on short sales are also prohibited. If you make a profit on an involuntary call of an option that you wrote, those profits are excluded; however you cannot buy and sell options within 60 days resulting in profits. Sales made at the original purchase price or at a loss are not prohibited.

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                    You may be required to disgorge any profits you make from
               any sale before the 60-day period expires. In counting the 60 days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

                    Any exceptions require advance written approval from the
               CCO.

     2.6 Summary of What You Need to Report if You Are Required

               As discussed earlier, if you are an Independent Trustee, you may not be required to submit a Quarterly Transactions Report. However, if you are an Access Person that is not an Independent Trustee or if you are an Independent Trustee that does have to submit a Quarterly Transactions Report for a quarter, the table below serves as a handy reference for you to know what types of transactions you need to report. If you have questions about any types of securities not shown below, please contact the Compliance Department.

Do I have to report transactions in the following types of securities?

   Corporate Debt Securities                                             Yes

   Equity Securities                                                     Yes

   Wells Fargo Advantage Funds                                           Yes

   Municipal Bonds                                                       Yes

   Securities held in discretionary IRA accounts                         Yes

   Automatic Investment Plans
   (e.g., stock purchase plans, dividend reinvestment plans, 401(k)      No*
   plans, 529 plans, or employer-sponsored plans)

   Money Market Funds (affiliated and non-affiliated)                     No

   Mutual Funds (non-affiliated), excluding ETFs                          No

   Exchange Traded Funds, including open-end, closed-end and             Yes
   Unit Investment Trusts (UITs)

   Short Term Cash Equivalents                                            No

   U.S. Government Bonds (direct obligations)                             No

   U.S. Treasury/Agencies (direct obligations)                            No

* If you make a purchase or sale that overrides the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report. For Wells Fargo 401(k) plans, you must also report any purchases or sales of any Wells Fargo Advantage Fund made outside of your preset allocation.

     2.7 Your Reports are Kept Confidential

                    All of the reports you submit to us under this Code are kept confidential. The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel. Reports may be provided to Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

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3. CODE VIOLATIONS

     3.1 Investigating Code Violations

               The CCO is responsible for enforcing the Code and while the CCO may grant certain exceptions to the Code, the requests must be submitted in advance and in writing. The CCO or designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Both the violation and any imposed sanction will be reported to the Wells Fargo Advantage Funds' Boards of Trustees.

     3.2 Penalties

               If you violate the provisions of the Code, the Wells Fargo Advantage Funds have the right to impose on you one or more of the following penalties as they may deem appropriate:

               .    censure you;

               . suspend your authority to act on behalf of the Wells Fargo Advantage Funds; and/or

               . recommend specific sanctions, such as disgorgement of profits, imposition of fines, and/or termination of your employment.

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4. ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES

          Issues and Violations under the Code. At least annually, the CCO provides written reports to the Wells Fargo Advantage Funds' Boards of Trustees. The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions. Any exceptions granted under the Code must also be described. The CCO may report to the Wells Fargo Advantage Funds' Boards more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Boards.

          Our Certification to the Boards. Each report must be accompanied by a certification to the Boards that Wells Fargo Advantage Funds has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          Annual Review. The CCO reviews the Code at least once a year to assess the adequacy of the Code and how effectively it works. As part of the annual report to the Wells Fargo Advantage Funds' Boards, the CCO identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

          The Funds' Boards must approve all material amendments within six months following adoption.

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5. RECORD RETENTION

          We will keep the following records in an easily accessible place at our principal place of business, and will make the records available to the SEC or any representative from the SEC at any time and from time to time for reasonable periodic, special or other examination:

          1. Code of Ethics. A copy of this Code and all previous versions of the Code that were ever in effect.

          2. Violations. A record of all Code violations and actions taken as a result of those violations for at least five years after the end of the fiscal year in which the violation occurs.

          3. Required Reports. All reports required by the Code including records of the procedures followed in connection with the pre-clearance requests of investment personnel. All information relied on by the CCO or designee in authorizing any securities transactions, along with any reasons supporting such decision. All reports used in post-trade monitoring and review will also be maintained. Each required report will be maintained for at least five years after the end of the fiscal year in which the report is made or the information provided.

          4. Access Persons and Investment Personnel List. A list of all persons who are, or have been, required to make reports pursuant to the Code, or who were responsible for reviewing these reports, within the past five years.

          5. Board Reports. Copies of any reports given to the Wells Fargo Advantage Funds' Boards for at least five years after the end of the fiscal year in which it was made.

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                                   APPENDIX A
                                   DEFINITIONS
--------------------------------------------------------------------------------

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Beneficial Owner                 Generally the person that enjoys the benefits
                                 of ownership even though title may be in another name. You should consider yourself the "beneficial owner" of any securities in which you have a direct or indirect financial or "pecuniary" interest, whether or not you have the power to buy and sell, or to vote, the securities. In addition, you should consider yourself the beneficial owner of securities held by a member of your immediate family. (See
                                 Section 16 of the Securities Exchange Act of
                                 1934 and Rule 16a-1(a)(2) thereunder for a complete definition.)

Control The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company's outstanding voting securities is presumed to give you control over the company. This presumption may be countered by the facts and circumstances of a given situation. (See Section 2(a)(9) of the 1940 Act for a complete definition.)

High quality short-term
debt instrument                  Any instrument that has a maturity at issuance
                                 of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody's Investors Service.

Immediate Family Member          Includes any of the following persons who may
                                 reside in the same household with you:

                                    .    Spouse

                                    .    domestic partner

                                    .    parent

                                    .    stepparent

                                    .    child (including adopted)

                                    .    stepchild

                                    .    grandparent

                                    .    grandchild

                                    .    brother

                                    .    sister

                                    .    mother-in-law

                                    .    father-in-law

                                    .    daughter-in-law

                                    .    son-in-law

                                    .    sister-in-law

                                    .    brother-in-law

                                 Immediate family member may include any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety. It may also include any person who does not reside in same household with you but for whom you or a member of your immediate family has the ability to or exercises the ability to make investment decisions in such account.

Appendix A                                                           Definitions
                                       12

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Independent Trustee              A trustee of a Wells Fargo Advantage Fund who
                                 is not an "interested person" of the Wells
                                 Fargo Advantage Fund within the meaning of
                                 Section 2(a)(19) of the 1940 Act. An Advisory Board Member who is not an "interested person" of the Wells Fargo Advantage Funds within the meaning of section 2(a)(19) of the 1940 Act will be treated as an Independent Trustee solely for purposes of this Code.

Investment Personnel             Any of the following individuals:

                                 .    any employee of Wells Fargo Advantage
                                      Funds who, in connection with his/her
                                      regular functions or duties, makes or
                                      participates in making recommendations
                                      regarding the purchase or sale of
                                      securities by a Wells Fargo Advantage
                                      Fund;

                                 .    any natural person who controls a Wells
                                      Fargo Advantage Fund and who obtains
                                      information concerning recommendations
                                      made to a Wells Fargo Advantage Fund
                                      regarding the purchase or sale of
                                      securities by the Wells Fargo Advantage
                                      Fund; and

                                 . any Access Person otherwise designated by the Compliance Officer in writing that such person is Investment Personnel.

Interested Trustee               A trustee of a Wells Fargo Advantage Fund who
                                 is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940
                                 Act.

IPO An initial public offering, or the first sale of a company's securities to public investors. Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited Offering                 An offering that is exempt from registration
                                 under the Securities Act of 1933, such as private placements, pursuant to Section 4(2) or
                                 Section 4(6) thereof or Rule 504, 505 or 506 thereunder.

Purchase or Sale of a Security   Includes, among other things, gifting or the
                                 writing of an option to purchase or sell a security.

Securities Transaction           A purchase or sale of securities, in which you
                                 or a member of your immediate family has or acquires a beneficial interest.

Security As defined under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies other than the Wells Fargo Advantage Funds.

Appendix A                                                           Definitions
                                       13

                                                     Wells Fargo Advantage Funds

                                   APPENDIX B
                        ACKNOWLEDGEMENT AND CERTIFICATION
--------------------------------------------------------------------------------

I certify that I have received, read, and understand that I am subject to the Code of Ethics Policy on Personal Securities Transactions dated August 5, 2008 for Wells Fargo Advantage Funds.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

     . Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code

     . Employ any device, scheme or artifice to defraud any Wells Fargo Advantage Fund

     . Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Wells Fargo Advantage Fund

     . Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading

     . Engage in any manipulative practice with respect to any Wells Fargo Advantage Fund

     . Disclose any proprietary or non-public information in an inappropriate manner

In conjunction with this Code, please select ONE of the below:

          [_] I acknowledge that, as an Independent Trustee, I am an Access Person subject to the Code of Ethics Policy on Personal Securities Transactions for Wells Fargo Advantage Funds. As such, I further acknowledge that I am not required to submit an initial holdings report.

          [_] I acknowledge that, as an Interested Trustee, officer or employee of Wells Fargo Advantage Funds, I am an Access Person subject to the Code of Ethics Policy on Personal Securities Transactions for Wells Fargo Advantage Funds. As such, I further acknowledge that I am required to submit an initial holdings report.

          [_] I acknowledge that I am an Access Person subject to the Code of Ethics Policy on Personal Securities Transactions for Wells Fargo Advantage Funds, and certify that I am also an access person required to report under the Funds Management Code of Ethics and that I have submitted an initial holdings report thereunder. As such, I further acknowledge that I am not required to submit a duplicate initial holdings report hereunder.

I understand that unless I am exempt I violate this Code if I fail to submit a record of my personal securities transactions within thirty calendar days after the end of each quarter.

------------------------------
--------------------------------------------------------------------------------


------------------------------              -------------------------
Signature                                   Date


------------------------------
Name (Print)

--------------------------------------------------------------------------------
PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix B                                     Acknowledgement and Certification
                                       14

                                                     Wells Fargo Advantage Funds

                                   APPENDIX C
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT
--------------------------------------------------------------------------------

Name of Reporting
Person:
                    -----------------------------   ----------------------------
Calendar Quarter                                    Signature
Ended:
                    -----------------------------   ----------------------------
Date Report Due:                                    Date Report Submitted
                    -----------------------------

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

NOTE: You do not need to supply duplicate information from the account statements we already receive.*

Your Securities Transactions

[_]  I had no securities transactions to report for the last quarter; OR

[_] All of my securities transactions are provided on duplicate account statements; OR

Please complete the table below if you had securities transactions during the last quarter that are not provided on duplicate statements.

             Name of                                                                        Name of
             Issuer                 Principal Amount,  Name on         Type of              Broker-Dealer
             and/or    No. of       Maturity Date and  Account, Type   Transaction          or Bank
Date of      Title of  Shares (if   Interest Rate (if  of Account and  (purchase or         Effecting      Ticker
Transaction  Security  applicable)  applicable)        Account Number  sale)         Price  Transaction    or Cusip
-----------  --------  -----------  -----------------  --------------  ------------  -----  -------------  --------

-----------  --------  -----------  -----------------  --------------  ------------  -----  -------------  --------

-----------  --------  -----------  -----------------  --------------  ------------  -----  -------------  --------

-----------  --------  -----------  -----------------  --------------  ------------  -----  -------------  --------

* Keep in mind, we do not receive account statements for your 401(k) plans so if you made any trades outside of your pre-set allocations, those must be reported here.

Your Securities Accounts

[_]  I do not hold any securities accounts; OR

[_]  I did not open any securities accounts during the quarter; OR

Please complete the table below if you opened a securities account during the last quarter.**

Name of Broker-Dealer or Bank,
Wells Fargo Advantage Fund or
Affiliated Mutual Fund          Date Account was Established  Name(s) on and Type of Account  Account Number
------------------------------  ----------------------------  ------------------------------  --------------

------------------------------  ----------------------------  ------------------------------  --------------

------------------------------  ----------------------------  ------------------------------  --------------

** Please provide a copy of the most recent account statement for each account listed in the table above.

--------------------------------------------------------------------------------
       PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix C                     Quarterly Personal Securities Transactions Report
                                       15

                                                     Wells Fargo Advantage Funds

                                   APPENDIX D
                             INITIAL HOLDINGS REPORT
--------------------------------------------------------------------------------

Name of Reporting Person:
                                          -------------------------------------  ----------------------------------
Date Person Became Subject to the Code's                                         Signature
   Reporting Requirements:
                                          -------------------------------------
Information in Report Dated as of:
   (Note: Information should be dated
   no more than 45 days before report
   is submitted.)
                                          -------------------------------------  ----------------------------------
Date Report Due:                                                                 Date Report Submitted
                                          -------------------------------------

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

NOTE: If you can provide us with your account statements no more than 45 days old, you may not need to complete the table below.*

Your Securities Holdings

[_]  I have no securities holdings to report; OR

[_]  All of my securities holdings are provided on duplicate account statements;
     OR

Please complete the table below to report your holdings.

                                     Principal Amount,
Name of Issuer and                   Maturity Date and  Exchange
Title of Security,  No. of Shares    Interest Rate      Ticker Symbol
including Type      (if applicable)  (if applicable)    or CUSIP Number  Name of Broker-Dealer or Bank, Fund
------------------  ---------------  -----------------  ---------------  -----------------------------------

------------------  ---------------  -----------------  ---------------  -----------------------------------

------------------  ---------------  -----------------  ---------------  -----------------------------------

Your Securities Accounts

[_]  I do not hold any securities accounts; OR

Please complete the table below if you have securities accounts to report.*

Name of Broker-Dealer or Bank, Fund  Name(s) on and Type of Account  Account Number
-----------------------------------  ------------------------------  --------------

-----------------------------------  ------------------------------  --------------

-----------------------------------  ------------------------------  --------------

* Please provide a copy of the most recent account statement for each account listed in the table above.

--------------------------------------------------------------------------------
       PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix D                                               Initial Holdings Report
                                       16

                                                     Wells Fargo Advantage Funds

                                   APPENDIX E
                             ANNUAL HOLDINGS REPORT
--------------------------------------------------------------------------------

Name of Reporting Person:
                                    ----------------------------------    -------------------------------------
Information in Report Dated as of:                                        SIGNATURE
   (Note: Information should be
   dated no more than 45 days
   before report is submitted.)
                                    ----------------------------------
Date Report Due:
                                    ----------------------------------    -------------------------------------
Calendar Year Ended:                December 31, _____                    Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Securities Holdings

NOTE: You do not need to supply duplicate information from the account statements we already receive.*

[_]  I have no securities holdings to report; OR

[_]  All of my securities holdings are provided on duplicate account statements;
     OR

Please complete the table below to report your holdings.

                                                    Principal Amount,
                                                    Maturity Date and
Name of Issuer and                 No. of Shares    Interest Rate      Exchange Ticker         Name of Broker-Dealer or
Title of Security, including Type  (if applicable)  (if applicable)    Symbol or CUSIP Number  Bank, Fund
---------------------------------  ---------------  -----------------  ----------------------  ------------------------

---------------------------------  ---------------  -----------------  ----------------------  ------------------------

---------------------------------  ---------------  -----------------  ----------------------  ------------------------

---------------------------------  ---------------  -----------------  ----------------------  ------------------------

* Keep in mind, we do not receive account statements for your 401(k) plans so if you hold any Wells Fargo Advantage Funds in your plans, those must be reported here.

Your Securities Accounts

[_]  I do not hold any securities accounts; OR

Please complete the table below if you have any securities accounts to report.*

Name of Broker-Dealer or Bank, Wells Fargo  Date Account was  Name(s) on and Type
Advantage Fund or Affiliated Mutual Fund    Established       of Account           Account number
------------------------------------------  ----------------  -------------------  --------------
------------------------------------------  ----------------  -------------------  --------------

------------------------------------------  ----------------  -------------------  --------------

* Please provide a copy of the most recent account statement for each account listed in the table above.

--------------------------------------------------------------------------------
       PLEASE SUBMIT FORM TO THE COMPLIANCE DEPARTMENT (FAX 414-577-7829)

Appendix E                                                Annual Holdings Report
                                       17

                                                     Wells Fargo Advantage Funds
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Appendix E                                                Annual Holdings Report
                                       18